Exhibit j



            Consent of Independent Registered Public Accounting Firm



The Board of Directors and Shareholders
American Fidelity Dual Strategy Fund, Inc.:

We consent to the use of our report included herein, the reference to our firm under the heading "Financial Highlights" in the Prospectus, and the reference to our firm under the heading "Service Providers" in the Statement of Additional Information.


                                             KPMG LLP


Oklahoma City, Oklahoma
February 21, 2005